EXHIBIT 10.16

SEVENTH AMENDMENT TO LOAN AGREEMENT

THIS SEVENTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into May 16, 2023, and effective as of April 23, 2023, by and among MICROPAC INDUSTRIES, INC., a Delaware corporation (“Borrower”), and FROST BANK, a Texas state bank (“Lender”).

RECITALS

WHEREAS, Borrower and Lender have entered into that certain Loan Agreement dated as of January 23, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Loan Agreement currently governs a revolving credit facility in the maximum amount of $6,000,000.00, as evidenced by that certain Revolving Promissory Note dated January 23, 2013, payable by Borrower to the order of Lender in the stated principal amount of $6,000,000.00 (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Note”);

WHEREAS, the parties hereto now desire to modify the Loan Agreement as hereinafter provided; and

WHEREAS, the Loan Agreement, the Revolving Note and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to the Loan Agreement and Revolving Note are hereinafter referred to collectively as the “Loan Documents”.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.01      Defined Terms. The terms used in this Amendment to the extent not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Article II
AMENDMENTS

Section 2.01      Termination Date. Effective as of the date hereof, the definition of “Termination Date” set forth in Section 1.01 of the Loan Agreement is amended and restated in its entirety as follows:

“Termination Date” means with respect to the Revolving Credit Loans and the Revolving Credit Commitment, April 23, 2025.

Section 2.02      Revolving Promissory Note. Effective as of the date hereof, the Revolving Credit Commitment shall be evidenced by an Amended and Restated Promissory Note (Revolving) dated of even date herewith payable by Borrower to the order of Lender in the stated principal amount of $6,000,000.00.

Article III
REPRESENTATIONS, WARRANTIES, RATIFICATION AND REAFFIRMATION

Section 3.01      Representations and Warranties. Borrower hereby represents and warrants that: (a) the representations and warranties contained in the Loan Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof, (b) no event has occurred and is continuing that constitutes an Event of Default or would constitute an Event of Default but for the requirement of notice or lapse of time or both, (c) the Notes are secured by the liens and security interests set forth in the Loan Documents, and (iv) there are no claims or offsets against, or defenses or counterclaims to, the Notes, the indebtedness evidenced thereby or the liens securing same (including without limitation, any defenses or offsets resulting from or arising out of breach of contract or duty, the amount of interest charged, collected or received on the Notes heretofore, or breach of any commitments or promises of any type).

Section 3.02      Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement, but except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect, Borrower hereby agreeing that the Loan Agreement and the other Loan Documents are and shall continue to be outstanding, validly existing and enforceable in accordance with their respective terms.

Article IV
MISCELLANEOUS

Section 4.01      Origination Fee. As a condition precedent to this Amendment, Borrower shall pay to Lender a non-refundable loan origination fee in the amount of $6,000.00, which fee shall be deemed fully earned upon the execution hereof.

Section 4.02      References. Each of the Loan Documents is hereby amended so that any reference in the Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

Section 4.03      Counterparts. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.04      Governing Law; Venue. This Amendment has been entered into in Bexar County, Texas and shall be performable for all purposes in Bexar County, Texas. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Amendment, and venue in any such dispute shall be the courts located in Bexar County, Texas.

Section 4.05      Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.06      No Further Obligations. No term or provision hereof shall obligate Lender to further extend the current maturity date of the Note evidencing the Revolving Credit Commitment.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

EXECUTED as of the date first above written.

BORROWER:

MICROPAC INDUSTRIES, INC.,
a Delaware corporation

By:	/s/ Mark W. King
Name: Mark W. King
Title: Chief Executive Officer

LENDER:

FROST BANK,
a Texas state bank

By:	/s/ Kyle Bottim
Name: Kyle Bottom
Title: Senior Vice President